UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 1, 2020

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road	Westport	Connecticut	06880
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	TEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a step by Terex Corporation (“Terex” or the “Company”) in its initiative to reduce SG&A costs in a post-COVID world, the Company will be consolidating its Corporate Financial Planning & Analysis and Accounting teams. In conjunction with this consolidation, on September 1, 2020, Terex and Mark Clair agreed that he will be retiring as the Company’s Vice President, Controller and Chief Accounting Officer effective November 1, 2020. Mr. Clair’s departure from the Company is not the result of any disagreement with the Company regarding its operations, policies or practices.

Stephen Johnston, 41, will become the Company’s Chief Accounting Officer effective November 1, 2020. Mr. Johnston most recently served as Director, External Reporting for the Company since May 2017. Prior to joining the Company, Mr. Johnston worked in a variety of financial positions at Gen Re, a global life/health and property/casualty reinsurer. Additionally, Mr. Johnston worked for ten years at Deloitte LLP, including as a senior audit manager. Mr. Johnston is a certified public accountant.

As a result of the change in responsibilities, Mr. Johnston’s annual base salary will be $250,000 and is subject to a 10% reduction in accordance with the Company’s previously announced COVID-19 cost reduction actions. Mr. Johnston’s annual base salary will be reviewed annually by the Company in accordance with its normal review process, and he will be eligible for an incentive bonus with a target set at 30% of his annual salary. Subject to Mr. Johnston’s and the Company’s performance, it is also contemplated that Mr. Johnston will be eligible to receive annual long-term incentive awards having a value of approximately 55% of his annual base salary.

There is no arrangement or understanding between Mr. Johnston and any other person pursuant to which Mr. Johnston will be serving as the Company’s Chief Accounting Officer. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Johnston and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Johnston has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2020

TEREX CORPORATION

By: /s/Scott J. Posner___
Scott J. Posner
Senior Vice President
Secretary and General
Counsel